Exhibit 99.1

UNITED STATES DISTRICT COURT

DISTRICT OF NEVADA

PINNACLE ENTERTAINMENT, INC., a Delaware corporation,	2:06-CV-00935-BES-PAL

Plaintiffs,	ORDER
v.

ALLIANZ GLOBAL RISKS US INSURANCE COMPANY, a California corporation, ARCH SPECIALTY INSURANCE COMPANY, a Wisconsin corporation, and RSUI INDEMNITY COMPANY, a New Hampshire corporation, Defendants.

Presently before the Court is Plaintiff Pinnacle Entertainment, Inc.’s (“Pinnacle”) Motion for Partial Summary Judgment (#77), filed on April 25, 2007. Defendant Allianz Global Risks US Insurance (“Allianz”) filed its Opposition to Pinnacle’s Motion for Summary Judgment and Cross-Motion for Summary Judgment (#88) on May 24, 2007. Defendant RSUI Indemnity Company (“RSUI”) filed its Opposition to Plaintiff’s Motion for Partial Summary Judgment and Cross-Motion for Partial Summary Judgment (#97) on May 30, 2007.1 Pinnacle filed its

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In its opposition and cross-motion, RSUI adopts the arguments asserted by Defendant Arch Indemnity Insurance Company (“Arch”) in its Opposition and Cross-Motion for Partial Summary Judgment (#84). (RSUI Opp’n (#97) 5-6.) Like Allianz and RSUI, Arch provided excess insurance to Pinnacle. (Arch’s Cross Mot. for Partial Summ. J. (#95) 8.) Specifically, it provided $50 million of the $100 million excess of $150 million layer. Id. On February 26, 2006, however, Pinnacle filed its Notice of Settlement Between Pinnacle Entertainment, Inc. and Arch Specialty Insurance Company (#179). Therein, the terms of a settlement were disclosed in which Arch agreed to pay Pinnacle $36,750,000 for covered losses under the fourth excess layer participation. (Notice of Settlement (#179) Ex. 1, p.3.)

Opposition to Defendants’ Cross-Motions for Partial Summary Judgment (#102) on June 15, 2007. Pinnacle filed its Reply in Support of its Motion for Partial Summary Judgment on the Issue of Coverage (#103) on June 15, 2007. Allianz filed its Reply in Support of Allianz’s Cross-Motion for Summary Judgment (#110) on July 3, 2007. RSUI filed its Reply in Support of its Cross-Motion for Partial Summary Judgment (#106) on July 2, 2007.

Also before the Court is Pinnacle’s Request for Judicial Notice in Support of its Motion for Partial Summary Judgment on the Issue of Coverage (#78) and Pinnacle’s Request for Judicial Notice in Support of its Motion for Partial Summary Judgment on the Issue of Coverage and its Opposition to Defendants’ Motions for Partial Summary Judgment (#133).

I. BACKGROUND

Pinnacle is a Nevada corporation that owns, operates, and develops hotels and casinos in the United States and abroad. (Goldberg Decl. ¶ 2.)2 Amongst Pinnacle’s properties is the Casino Magic land-based hotel and floating casino barge (collectively referred to as “Casino Magic”), located in Biloxi Bay, Mississippi. Id. To protect its interest in Casino Magic, Pinnacle purchased extensive insurance coverage. The primary layer of coverage was issued by Westport Insurance Corporation (“Westport”) in the amount of $25 million. Id. ¶ 4. Pinnacle also purchased several layers of excess coverage. Id. ¶ 5.

Pinnacle’s primary policy is termed an “all risk” policy. (Schulz Decl. Ex. 1, p.17.)3 Thus, it insures “against all risks of direct physical loss or damage, except as excluded, to covered property.” Id. Among the perils defined by the policy are “Flood” and “Weather Catastrophe Occurrence.” Id. Ex. 1, p.61-62. Flood is defined as:

1. A general and temporary condition of partial or complete inundation of normally dry land areas from:

(a) the overflow of inland or tidal waters;

(b) the unusual and rapid accumulation or runoff of surface waters from any source; or

[2]	The Goldberg Declaration can be found attached to Pinnacle’s Motion for Partial Summary Judgment (#77).

[3]	The Schulz Declaration can be found attached to Pinnacle’s Motion for Partial Summary Judgment (#77).

(c) mudslide or mud flow caused by accumulation of water on or under the ground.

(d) tsunami

2. The release of water impounded by a dam;

3. Water that backs up or flows from a sewer, drain, or sump.

Loss or damage caused by flood shall include all covered loss or damage to covered property resulting directly or indirectly from flood, except loss or damage from resulting Fire or loss or damage otherwise excluded by this policy. Id. Ex. 1, p.61.

Weather Catastrophe Occurrence is defined as:

All loss or damage occurring during a period of 72 consecutive hours which is caused by or results from a storm or weather disturbance which is named by the National Weather Service or any other recognized meteorological authority. Storm or weather disturbance includes all weather phenomenon associated with or occurring in conjunction with the storm or weather disturbance, including, but not limited to flood, wind, hail, sleet, tornadoes, hurricane or lightening. Id. Ex. 1, p.62 (emphasis added).

Generally, the policy provides for $25 million in coverage per occurrence. Id. Ex. 1, p.17. However, the policy provides sublimits applicable to losses caused by Flood. Id. In that case, the policy provides $25 million in coverage in the aggregate during any one policy year. Id. The policy also provides deductibles per formulas identified therein. Id. Ex. 1, p.22-23. The policy provides different formulas for Flood and Weather Catastrophe Occurrence. Id. Ex. 1, p.22-23. 4 5 6

[4]	The Flood deductible is stated as follows:

The amount to be deducted for each Occurrence as insured against by Flood shall be:

the sum of 5 per cent of the sum of the one hundred (100%) combined PD Value and TE Value at all Locations where physical loss or damage occurs and all or part of the Location is situated within the 100 year recurrence interval subject to a minimum deductible of $500,000, plus 2 per cent of the sum of one hundred (100%) combined PD Value and TE Value at all Locations where physical loss or damage occurs and all of the Location is situated outside the 100 year recurrence interval and all or part of the Location is within the 500 year recurrence interval subject to a minimum deductible of $500,000, plus

PD - $500,000

TE - The amount to be deducted form Time Element loss arising out of each loss otherwise insured against by this policy shall be 1 multiplied by the Actual Daily Value.

Allianz and RSUI provided excess coverage at the second, third, and fourth layers. Specifically, Allianz provides $50 million of coverage in excess of the first $100 million of coverage. Id. Ex. 2, p.76. RSUI provides coverage for $50 million of the $100 million coverage layer in excess of the first $150 million of coverage. Id. Ex. 4, p.259. RSUI provides an additional $150 million of coverage in excess of the first $250 million of coverage. Id. Ex. 5, p. 285. These policies “follow form,” meaning that except where they provide otherwise, the terms of the primary policy control. See, e.g., In re HealthSouth Corp, 308 F. Supp. 2d 1253, 1281 (N.D. Ala. 2004). The Allianz policy and the RSUI policies both exclude from coverage damage and loss caused by Flood. (Schulz Decl. Ex. 2, p.80, Ex. 4, p.259, Ex. 5, p.285.)

for all other Location(s) where physical loss or damage occurs.

In no event shall the amount to be deducted from the total loss be less than:

PD - $500,000

TE - The amount to be deducted form Time Element loss arising out of each loss otherwise insured against by this policy shall be 1 multiplied by the Actual Daily Value. (Schulz Decl. Ex. 1, p.21-22.)

[5]	The Weather Catastrophe Occurrence deductible is defined as:

The amount to be deducted for each Weather Catastrophe Occurrence as insured against by this policy shall be the sum of 3 per cent of the one hundred (100%) combined PD Value and TE Value at all locations where physical loss or damage occurs.

In no event shall the amount to be deducted from the total loss be less than:

PD - $500,000

TE - The amount to be deducted form Time Element loss arising out of each loss otherwise insured against by this policy shall be 1 multiplied by the Actual Daily Value.

[6]	PD Value is:

[T]he sum of the value of all covered property just immediately preceding the physical loss or damage. The valuation will be based on the Property Valuation and Recovery provisions. If there is more than one basis of valuation for property insured, the basis yielding the largest value will apply. Id. Ex. 1, p.21.

TE Value is:

[T]he sum of all time element values that would have been earned for the Location(s) where the physical loss or damage occurs, had there not been physical loss or damage, in the twelve (12) month period following the physical loss or damage. The sum shall include all Time Element values to which the operations of the Location(s) directly or indirectly contribute. Id.

On August 29, 2005, Hurricane Katrina made landfall near the Louisiana-Mississippi border, 45 miles from Biloxi. Casino Magic suffered dramatic damage. The casino barge was detached from its moorings and carried across a four-lane interstate highway. (Goldberg Decl. ¶ 3.) The hotel exterior was damaged by the heavy winds, exposing the interior to rain. Id.

Following the storm, Pinnacle submitted a claim to its insurers. Westport paid $25 million in coverage, and the carrier providing the first excess layer of coverage paid $75 million. Id. ¶ 6. Allianz and RSUI, however, have refused to make full payments, arguing that the Flood exclusion in their policies excuse them from doing so. (Allianz Ans. (#15) 9); (RSUI Ans. (#17) 51-52.) Pinnacle initiated this action on August 1, 2006, (Compl. (#1)), and now seeks partial summary judgment on the issue of coverage, (Mot. Partial Summ. J. (#77)). Allianz and RSUI have filed cross motions for summary judgment on the same issue. (Allianz Cross Mot. Partial Summ. J. (#88); (RSUI Cross Mot. Partial Summ. J. (#97).)

II. LEGAL STANDARD

Summary judgment “shall be rendered forthwith if the pleadings, depositions, answers to interrogatories, and admissions on file, together with the affidavits, if any, show that there is no genuine issue as to any material fact and that the moving party is entitled to judgment as a matter of law.” Fed. R. Civ. P. 56(c). The burden of demonstrating the absence of a genuine issue of material fact lies with the moving party, and for this purpose, the material lodged by the moving party must be viewed in the light most favorable to the nonmoving party. Adickes v. S.H. Kress & Co., 398 U.S. 144, 157 (1970); Martinez v. City of Los Angeles, 141 F.3d 1373, 1378 (9th Cir. 1998). A material issue of fact is one that affects the outcome of the litigation and requires a trial to resolve the differing versions of the truth. Lynn v. Sheet Metal Workers Int’l Ass’n, 804 F.2d 1472, 1483 (9th Cir. 1986); S.E.C. v. Seaboard Corp., 677 F.2d 1301, 1306 (9th Cir. 1982).

If the moving party presents evidence that would call for judgment as a matter of law at trial if left uncontroverted, then the respondent must show by specific facts the existence of a genuine issue for trial. Anderson v. Liberty Lobby, Inc., 477 U.S. 242, 250 (1986). “[T]here is no issue for trial unless there is sufficient evidence favoring the nonmoving party for a jury to return a verdict for that party. If the evidence is merely colorable, or is not significantly probative, summary judgment may be granted.” Id. at 243-50 (citations omitted). “A mere scintilla of evidence will not do, for a jury is permitted to draw only those inferences of which the evidence is reasonably susceptible; it may not resort to speculation.” British Airways Board v. Boeing Co., 585 F.2d 946, 952 (9th Cir. 1978); see also Daubert v. Merrell Dow Pharmaceuticals, Inc., 509 U.S. 579, 596 (1993) (“[I]n the event the trial court concludes that the scintilla of evidence presented supporting a position is insufficient to allow a reasonable juror to conclude that the position more likely than not is true, the court remains free . . . to grant summary judgment.”). Moreover, “[i]f the factual context makes the nonmoving party’s claim of a disputed fact implausible, then that party must come forward with more persuasive evidence than otherwise would be necessary to show there is a genuine issue for trial.” Blue Ridge Ins. Co. v. Stanewich, 142 F.3d 1145, 1143 (9th Cir. 1998) (citing Cal. Architectural Bldg. Products, Inc. v. Franciscan Ceramics, Inc., 818 F.2d 1466, 1468 (9th Cir. 1987)). Conclusory allegations that are unsupported by factual data cannot defeat a motion for summary judgment. Taylor v. List, 880 F.2d 1040, 1045 (9th Cir. 1989).

Where, as here, the parties file cross-motions for summary judgment, the court must consider each party’s motion separately and determine whether that party is entitled to a judgment under Rule 56. In making these determinations, the court must evaluate the evidence offered in support of each cross-motion. Fair Housing Council of Riverside County, Inc. v. Riverside Two, 249 F.3d 1132, 1136-37 (9th Cir. 2001).

III. DISCUSSION

In this case, Pinnacle, RSUI, and Allianz presented somewhat nuanced arguments as to the existence and nonexistence of coverage respectively. However, essentially put, it is Pinnacle’s claim that the plain language of RSUI and Allianz’s policies do not exclude damage from storm surge and therefore it is entitled to coverage. (Mot. Partial Summ. J. (#77) 1-4.) RSUI and Allianz contend that storm surge falls within the definition of Flood employed in their policies and consequently coverage is excluded. (Allianz Cross Mot. Summ. J. (#88) 1); (RSUI Cross Mot. Summ. J. (#98) 4-5.)

Generally speaking, issues of contract construction in the context of insurance are appropriate for adjudication on summary judgment. Ellison v. California State Auto. Ass’n, 106 Nev. 601, 603, 797 P.2d 975, 977 (1990) (citations omitted). “In determining the meaning of an insurance policy, the language should be examined from the viewpoint of one not trained in law or in the insurance business; the terms should be understood in their plain, ordinary and popular sense.” Nat’l Union fire Ins. Co. v. Reno’s Executive Air, Inc., 100 Nev. 360, 364, 682 P.2d 1380, 1382 (1984) (citations omitted).

In order to restrict coverage, an insurer should use language that “clearly and distinctly” communicates the terms of the exclusion. Id. (citing Harvey’s Wagon Wheel v. MacSween, 96 Nev. 215, 220, 606 P.2d 1095, 1098 (1980); Sparks v. Republic Nat. Life Ins. Co., 132 Ariz. 529, 535, 647 P.2d 1127, 1133 (1982)). “Although an individual clause standing alone might appear to contain no ambiguity, the policy must be read as a whole in order to give a reasonable and harmonious meaning and effect to all its provisions.” Id. 100 Nev. at 364, 682 P.2d at 1383 (citation omitted). Any ambiguity must be resolved against the insurer. Id. 100 Nev. at 365, 682 P.2d at 1384 (citing Harvey’s Wagon Wheel, 96 Nev. at 219-20). Clauses providing coverage are to be construed broadly, while clauses excluding coverage are to be interpreted narrowly. Id. (citation omitted). Where ambiguity appears to exist, the court should consider the intent of the parties, the subject matter of the policy, and circumstances of its issuance. Id. (citing Bonner County v. Panhandle Rodeo Ass’n, Inc., 101 Idaho 772, 620 P.2d 1102, 1106 (1980)). Additionally, “[t]he policy should be construed to effectuate the reasonable expectations of the insured.” Id.

A. Plain Language

In order to determine whether the Flood exclusion in the RSUI and Allianz policies properly exclude storm surge, the term must be defined.7 In Northrop Grunman Corp v. Factory Mutual Ins. Co., 05-08444 DDP (PLAx) (C.D. Cal. 2007) (unpublished),8 a federal court in the Central District of California reviewed the available definitions from the National Hurricane Center, and other sources, and concluded that storm surge is “water pushed by the wind that combines with the hurricane storm tide to cause significant flooding.” Id. at *14. The court then concluded that while storm surge is an “inundation of water,” it is a particular type of inundation – specifically, one caused in part by wind. Id. at *16. This Court finds the Northrop Grunman decision instructive on this issue and therefore adopts the definition of storm surge articulated there.9

The issue, then, is whether the exclusion for Flood in the excess policies “clearly and distinctly” excludes wind-driven floods. The Court holds that it does not. The policies at issue incorporate the definition of Flood employed by the primary policy. The primary policy defines Flood as “[a] general and temporary condition of partial or complete inundation of normally dry land areas from . . . the overflow of inland or tidal waters.” (Schulz Decl. Ex. 1 p.61.) This definition does not expressly exclude wind-driven inundations of water. Thus, it does not sufficiently communicate an exclusion for storm surge which, as the Northrop Grunman court noted, is a specific type of flood. Northrop Grunman, 05-08444 DDP (PLAx) at *16-20 (holding that the fact that a flood exclusion did not expressly exclude wind-driven inundations of water rendered it ambiguous).

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The definition of storm surge is partially the subject of Pinnacle’s Motion for Judicial Notice (#78). The motion asks the Court to take notice of the National Oceanic & Atomospheric Agency definition, which is “a large dome of water, 50 to 100 miles wide, that sweeps across the coastline near where a hurricane makes landfall,“ and which” is pushed toward the shore by the force of the winds swirling around the storm.” (Mot. Judicial Notice (#78) 2.)

[8]	Pinnacle asks the Court to take judicial notice of the Northrop decision by way of its Motion for Judicial Notice (#133).

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This definition is in accord with the definition employed by the Fifth Circuit Court of Appeals, which has addressed the issue, albeit indirectly at times, on several occasions. See Leonard v. Nationwide Mutual Ins. Co., 499 F.3d 419, 437 (5th Cir. 2007) (“The phrase ‘storm surge’ is little more than a synonym for a ‘tidal wave’ or wind-driven flood . . . .”); Tuepker v. State Farm Fire & Cas. Co., 507 F.3d 346, 353 (5th Cir. 2007) (same) (citing Leonard, 499 F.3d at 437).

The lack of clarity with which the excess policies attempt to exclude damage caused by Flood is underscored by the fact that the primary policy provides specific coverage for Weather Catastrophe Occurrences. Though the primary policy is all risk and thus provides coverage for losses from all causes not excluded, it defines some perils specifically, including Flood and Weather Catastrophe Occurrence. (Schulz Decl. Ex. 1, p.62.) And as has been stated, the definition of Weather Catastrophe Occurrence includes “all weather phenomenon associated with or occurring in conjunction with the storm or weather disturbance, including, but not limited to flood. . . .” Id.

In defining Weather Catastrophe Occurrence and Flood separately, the language of the primary policy indicates that flood damage associated with a named storm or weather disturbance is covered as a separate and distinct event from Flood as defined in the policy. Insofar as the excess policies are all risk policies that follow form to the primary policies, they too would appear to provide coverage for a Weather Catastrophe Occurrences as defined in the primary policy. The language of the exclusion, however, does not explicitly include in its Flood definition flood caused by or associated with a named storm, nor does it refer to the defining feature of any such flooding – the fact that it is driven by wind. Consequently, the exclusion is neither clear nor distinct.

Allianz and RSUI attempt to avoid this result by arguing that any reliance on Northrop Grunman is misplaced. More specifically, they point to the fact that while the court in Northrop Grunman did conclude that the Flood exclusion was ambiguous because it did not contain a specific reference to wind-driven flooding, the court was also persuaded by the fact that the definitions of Flood in the primary and excess policies were different. (Allianz Opp’n Mot. Judicial Notice (#133) 5.)

Allianz and RSUI are accurate in their characterization of the Northrop Grunman holding. The court stated that “in the absence of the Primary Policy, it might reach the same conclusion as Factory Mutual – that the [excess policy] clearly and explicitly encompasses a storm surge exclusion.” Northrop Grunman, 05-08444 DDP (PLAx) at *19. The court further noted that it was “the deviation from the initial definition in the Primary Policy which creates uncertainty about whether ‘Flood’ had different meanings in the Primary and Excess Policies.” Id. at *19.10

In this case, there is no distinction between the definition of Flood employed in the primary and excess policies. However, Northrop Grunman does not stand for the proposition that in order for an exclusion to be insufficient, ambiguity must arise as a result of a difference between the language of the terms as defined in the primary and excess policies. It just so happens that in that case the court relied upon the distinction to hold that the exclusion was not clear. Here, the Court finds that regardless of the lack of a distinction between the definitions of Flood in the primary and excess policies, the absence of language excluding wind-driven flood, in conjunction with specific coverage for Weather Catastrophe Occurrence, is enough to compel the conclusion that the Flood exclusion in the RSUI and Allianz policies is not clear and distinct.

Allianz and RSUI also argue the primary policy does not explicitly cover Weather Catastrophe Occurrence. Thus, they claim that the definition does not create such coverage in the excess policies, nor does it render the Flood exclusion unclear. (Allianz Opp’n (#88) 10-19.) Allianz and RSUI suggest that because the primary policy is all risk, defining Weather Catastrophe Occurrence is superfluous, and meant only to facilitate the calculation of a different deductible for coverage associated with Weather Catastrophe Occurrence. Id. at 12. In support of this proposition, Allianz and RSUI cite to Six Flags Inc. v. Westchester Surplus Lines Ins. Co., et al., No. 06-10729 (E.D. La. 2008) (unpublished), and Premiere Entm’t, Biloxi, LLC v. James River Ins. Co., 2007 WL 2908791 (S.D. Miss 2007) (unpublished).

In Six Flags, the primary policy contained a Weather Catastrophe Occurrence provision similar to the one here. Id. at *16. Also like here, the policy contained a Flood sublimit. Id. at *10. The issue before the court was whether the Flood sublimit applied to damage caused by Flood associated with Hurricane Katrina. The court held that it did apply, rejecting the plaintiff’s argument that the Weather Catastrophe Occurrence provision created unique coverage for flood damage associated with a named storm event. Id. at *17-18. The court stated:

The Weather Cat[astrophe] Occurrence provision defines what that “occurrence” is. Therefore any Flood created during the 72-hour period of time that created the Plaintiff’s damages due to the Named Storm would be adjusted as one occurrence, and be subject to one deductible, but also to the one clearly defined sublimit. This interpretation best represents the meaning and context of the contract as a whole by applying the definition of Flood and applicability of the sublimit consistently throughout the policy. Id.

[10]	In Northrop Grunman, the primary policy’s definition of “Flood” contained an express reference to “wind-driven” flooding. Northrop Grunman, 05-08444 DDP (PLAx) at *19.

While the holding of Six Flags is unequivocal, the context is somewhat vague. It is unclear where in the policy the Weather Catastrophe Occurrence definition was stated. If, for example, it was part of the general definitions section, or joined with other language defining an Occurrence, the court’s holding would be distinguishable. That is, while it may well be that in Six Flags the Weather Catastrophe Occurrence provision did in fact define an Occurrence for purposes of the policy, here the definition lies amongst those of other perils and therefore does not simply define an occurrence. Specifically, it is stated in a section of the policy entitled “Perils Definitions.” (Schulz Decl. Ex. 1, p.61-62.) And it is surrounded by definitions of other Perils, including Flood, Earth Movement, and Explosion. Id.

Citation to Premier Entertainment is also inapposite. That court too rejected the plaintiff’s argument that a Weather Catastrophe Occurrence provided coverage for an event defined as such in the underlying policy. Premiere Entm’t, 2007 WL 2908791 at *7. However, in doing so, the court noted, “[T]here is no insuring language in the policy for WCO such as there is, for example, with respect to loss due to certain acts of terrorism (“[T]his policy is conditionally extended to insure against . . . .”) and a WCO is never identified as a separate peril.” Id. (emphasis added). Here, Weather Catastrophe Occurrence is so defined and thus results in coverage.

B. Context

Having concluded that the Flood exclusion does not clearly and distinctly include storm surge, the Court turns to the intent of the parties, the subject matter of the policy, and circumstances of its issuance to resolve the ambiguity. Reno’s Executive Air, Inc., 100 Nev. at 365, 682 P.2d at 1383 (citations omitted). In doing so, the Court is mindful of its duty to construe the policy so as to “effectuate the reasonable expectations of the insured.” Id. (citation omitted).

To the extent extrinsic evidence has been submitted by the parties, it relates only to the intent of the parties. (Allianz Reply (#110) 11); (Pinnacle Reply (#103) 13-17.) For Pinnacle’s part, it directs the Court to the declaration of Arthur Goldberg, Pinnacle’s Risk Manager, in which he states that the commercial property excess insurance policies “formed a unified, specialized insurance program . . . designed to broadly insure Pinnacle against various causes of loss, including hurricane and associated weather phenomenon occurring with such a storm, up to the $400 million per occurrence limit, while losses caused by ‘Flood’ and ‘Earth Movement’ were subject to a $100 million annual aggregate limit.” (Goldberg Decl. ¶ 4.)

In opposition, Allianz and RSUI cite to two sets of email correspondence. (Mot. Partial Summ. J. (#88) 14); (Allianz Reply (#110) 11.) In the first, Susan Espinoza, Senior Vice President of Willis of Arizona, Pinnacle’s insurance broker, asks Mary Scanlon of Stewart Smith West about the possibility of excess Flood coverage. (Vasilhoff Decl. Ex. E.) Scanlon states, “I am not saying you can’t get [Flood coverage] – you can get it but it will cost you. We never requested increased [Earthquake] and Flood limits – and since you have EQ exposure in Reno and Flood exposure at Biloxi (zone V) and Harvey (Zone A), it will cost.”

In the second, Gary Payne, a claim advocate at Willis Global Operations, stated that after reviewing the applicable deductible language following the storm, it was his position that the Flood deductible applied because it was greater than the Weather Catastrophe Deductible, per the rules of the policy. (Vasilhoff Decl. Ex. K.)

This evidence does not resolve the ambiguity. Though the Goldberg declaration is somewhat probative as to Pinnacle’s intent in securing excess insurance, it is nonetheless conclusory and offered after the fact. The emails offered by Allianz and RSUI, though, are equally uncompelling. The first clearly indicates that Pinnacle was pursuing the possibility of expensive additional Flood coverage, but it does not bear on the definition of that coverage in the primary policy. And the Payne email, while if suggests that Payne’s position was that any flood associated with a named storm event was a Flood as defined in the policy as well, represents only the interpretation of the policy’s terms by an employee of Pinnacle’s broker, not Pinnacle itself. Therefore, because the evidence of the parties’ intent does not resolve the ambiguity in the Flood exclusion at issue, the Court resolves the ambiguity against Allianz and RSUI in favor of coverage. Pinnacle’s motion is therefore granted.

IV. CONCLUSION

Accordingly, IT IS ORDERED that Pinnacle’s Motion for Partial Summary Judgment (#77) is GRANTED.

IT IS FURTHER ORDERED that Pinnacle’s Request for Judicial Notice in Support of its Motion for Partial Summary Judgment on the Issue of Coverage (#78) is GRANTED.

IT IS FURTHER ORDERED that Pinnacle’s Request for Judicial Notice in Support of its Motion for Partial Summary Judgment on the Issue of Coverage and its Opposition to Defendants’ Motions for Partial Summary Judgment (#133) is GRANTED.

IT IS FURTHER ORDERED that Allianz’s Cross-Motion for Partial Summary Judgment (#88) is DENIED.

IT IS FURTHER ORDERED that RSUI’s Cross-Motion for Partial Summary Judgment (#97) is DENIED.

DATED: This 26th day of March, 2008.

/s/ Brian E. Sandoval
UNITED STATES DISTRICT JUDGE

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